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                               September 11, 1996

Chevy Chase Bank, F.S.B.
8401 Connecticut Avenue
Chevy Chase, Maryland  20815

CCB Holding Corporation
913 North Market Street
Suite 405
Wilmington, Delaware  19801

     Re:  Chevy Chase Master Credit Card Trust and
          Chevy Chase Master Credit Card Trust II
          Asset Backed Certificates
          Registration Statement No. 33-99334 on Form S-3
          -----------------------------------------------
Ladies and Gentlemen:

     We have acted as special counsel for Chevy Chase Bank, F.S.B., a federally chartered stock savings bank (the "Bank"), and CCB Holding Corporation, a Delaware corporation that is a wholly owned subsidiary of the Bank ("CCB," and together with the Bank, the "Transferors"), in connection with Registration Statement No. 33-99334 on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on November 14, 1995 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of series (each, a "Series") of Asset Backed Certificates or one or more classes (each a "Class") of any such Series (collectively, the "Certificates"), each such Series representing an undivided interest in either the Chevy Chase Master Credit Card Trust ("Trust I") or the Chevy Chase Master Credit Card Trust II ("Trust II," and together with Trust I, the "Trusts").

     Each Series of Certificates issued by Trust I hereafter will be issued pursuant to an Amended and Restated Pooling and Servicing Agreement between the Bank, as seller and servicer (the "Seller"), and Bankers Trust Company, as trustee, as amended from time to time pursuant to the terms thereof (the "Trust I Pooling and Servicing Agreement") and the applicable Trust I Supplement (as defined below). The form of Trust I Pooling and Servicing Agreement was
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Chevy Chase Bank, F.S.B.
CCB Holding Corporation
September 11, 1996
Page 2


filed with the Commission on September 14, 1994 as Exhibit 4.1 to Form 8-K, which exhibit is incorporated by reference into the Registration Statement as
Exhibit 4.1, was amended by the First Amendment to the Amended and Restated Pooling and Servicing Agreement, a copy of which was filed with the Commission on November 4, 1994 as Exhibit 4.4 to Form 8-A, which exhibit is incorporated by reference into the Registration Statement as Exhibit 4.2, was further amended by the Second Amendment to the Amended and Restated Pooling and Servicing Agreement, which is attached as Exhibit 4.3 to Registration Statement No. 33-92180, which exhibit is incorporated by reference into the Registration Statement as Exhibit 4.3, and was further amended by the Third Amendment to the Amended and Restated Pooling and Servicing Agreement, a copy of which was filed with the Commission on August 21, 1996 as Exhibit 4.14 to Form 8-K, which exhibit is incorporated by reference into the Registration Statement. The forms of Series Supplements relating to the Series of Certificates to be issued by Trust I (the "Trust I Supplements") are attached as Exhibits 4.4 and 4.5 to Registration Statement No. 33-92180.

     Each Series of Certificates issued by Trust II will be issued pursuant to a Pooling and Servicing Agreement among the Bank, as transferor and servicer, CCB, as transferor, and Bankers Trust Company, as trustee, as amended from time to time pursuant to the terms thereof (the "Trust II Pooling and Servicing Agreement," and together with the Trust I Pooling and Servicing Agreement, the "Pooling and Servicing Agreements") and the applicable Trust II Supplement (as defined below). The form of Trust II Pooling and Servicing Agreement is attached as Exhibit 4.6 to Registration Statement No. 33-92180, which exhibit is incorporated by reference into the Registration Statement as Exhibit 4.6, was amended by the First Amendment to the Pooling and Servicing Agreement, a copy of which was filed with the Commission on August 21, 1996 as Exhibit 4.5 to Form 8-K, which exhibit is incorporated by reference into the Registration Statement, and was further amended by the Second Amendment to the Pooling and Servicing Agreement, a copy of which was filed with the Commission on August 21, 1996 as Exhibit 4.6 to Form 8-K, which exhibit is incorporated by reference into the Registration Statement. The forms of Series Supplements relating to the Series of Certificates to be issued by Trust II (the "Trust II Supplements," and together with the Trust I Supplements, the "Supplements") are attached as Exhibits 4.7 and 4.8 to Registration Statement No. 33-92180. Terms used and not defined herein shall have the meanings set forth in the applicable Pooling and Servicing Agreement.

     We have examined and are familiar with originals, or copies certified or otherwise identified to our satisfaction, of (i) the federal stock charter (in the case of the Bank) and the certificate of incorporation (in the case of CCB) and bylaws of the Transferors, (ii) certain resolutions of the Boards of Directors or duly authorized committees thereof of the Transferors, (iii) the form of each Pooling and Servicing Agreement and of each Supplement filed with the Commission (including the forms of Certificate attached as exhibits thereto) and (iv) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity
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Chevy Chase Bank, F.S.B.
CCB Holding Corporation
September 11, 1996
Page 3


of the originals of such copies. As to any facts material to the opinion set forth below, we have relied upon statements and representations of officers and other representatives of the Transferors.

     Based on the foregoing, it is our opinion that:

     1. When a Trust I Supplement pertaining to a Series of Certificates has been duly executed and delivered by the parties thereto, such Trust I Supplement, taken together with the Trust I Pooling and Servicing Agreement, upon due authorization by the Seller, will constitute the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject, as to enforcement, to (a) the effect of bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, fraudulent conveyance, fraudulent transfer or other similar laws, regulations or procedures of general applicability relating to or affecting creditors' or obligees' rights generally or the rights of creditors or obligees of federally chartered savings banks, the deposits of which are insured by the Federal Deposit Insurance Corporation, and (b) general principles of equity and the discretion of the court (regardless of whether enforceability is considered in a proceeding in equity or at law).
      2. When a Trust II Supplement pertaining to a Series of Certificates has been duly executed and delivered by the parties thereto, such Trust II Supplement, taken together with the Trust II Pooling and Servicing Agreement, upon due authorization by the Transferors, will constitute the valid and binding obligation of the Transferors, enforceable against the Transferors in accordance with its terms, subject, as to enforcement, to (a) the effect of bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, fraudulent conveyance, fraudulent transfer or other similar laws, regulations or procedures of general applicability relating to or affecting creditors' or obligees' rights generally or the rights of creditors or obligees of federally chartered savings banks, the deposits of which are insured by the Federal Deposit Insurance Corporation, or subsidiaries thereof and (b) general principles of equity and the discretion of the court (regardless of whether enforceability is considered in a proceeding in equity or at law).

     3. With respect to Trust I, when Certificates of a Series (or a Class or Classes thereof) registered under the Registration Statement have been duly executed by the Seller and countersigned and delivered by the Trustee, in accordance with the Trust I Pooling and Servicing Agreement and the applicable Trust I Supplement, against payment of the consideration therefor specified in the applicable Underwriting Agreement, a form of which is attached as Exhibit 1 to Registration Statement No. 33-74802, which exhibit is incorporated by reference into the Registration Statement as Exhibit 1.1, such Certificates, upon due authorization by the Seller of their issuance, execution, sale and delivery, will be legally issued, fully paid and nonassessable and will be entitled to the benefits of the Trust I Pooling and Servicing Agreement and the applicable Trust I Supplement.
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Chevy Chase Bank, F.S.B.
CCB Holding Corporation
September 11, 1996
Page 4


     4. With respect to Trust II, when Certificates of a Series (or a Class or Classes thereof) registered under the Registration Statement have been duly executed by the Transferors and countersigned and delivered by the Trustee, in accordance with the Trust II Pooling and Servicing Agreement and the applicable Trust II Supplement, against payment of the consideration therefor specified in the applicable Underwriting Agreement, a form of which is attached as Exhibit 1.2 to Registration Statement No. 33-92180, which exhibit is incorporated by reference into the Registration Statement as
Exhibit 1.2, such Certificates, upon due authorization by the Transferors of their issuance, execution, sale and delivery, will be legally issued, fully paid and nonassessable and will be entitled to the benefits of the Trust II Pooling and Servicing Agreement and the applicable Trust II Supplement.

     We do not express any opinion herein concerning any law other than the laws of the State of Delaware and the federal law of the United States (excluding the choice of law provisions thereof).

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Shaw, Pittman, Potts & Trowbridge under the caption "Legal Matters" in each prospectus supplement relating to Certificates of a Series (or a Class or Classes thereof) registered under the Registration Statement in which we are designated as special counsel for either the Bank or CCB.

                                        Very  truly yours,

                                        /s/ Shaw, Pittman, Potts & Trowbridge
                                        SHAW, PITTMAN, POTTS & TROWBRIDGE